UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 30, 2007 (November 26, 2007)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 26, 2007, Spectra Energy Corp (“Spectra Energy”) received notice from the plan administrator of the Spectra Energy Corp Retirement Savings Plan (the “Plan”) that activity in the Company Stock Fund under the Plan will be temporarily closed for participant transactions (i.e., investment election changes, loans, distributions and withdrawals). The blackout period is expected to begin on December 28, 2007 and end during the week of January 6, 2008 and is necessary to effectuate the transfer of recordkeeping services for the Plan from Hewitt Associates to Fidelity Investments. On November 29, 2007, Spectra Energy sent a notice to its directors and executive officers informing them that during the blackout period, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, they will be unable to trade in Spectra Energy common stock (or related securities). During the blackout period and for a two-year period thereafter, information about the actual beginning and ending dates of the blackout period may be obtained, without charge, by contacting Spectra Energy Corp, Attention: Charlotte Wayland, Vice President, Executive and US Benefits, 5400 Westheimer Ct., Houston, TX 77056-5310 (telephone (713) 627-5400).

The notice to directors and executive officers of Spectra Energy is included as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Spectra Energy Corp Notice to Directors and Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ William S. Garner, Jr.
William S. Garner, Jr.
Group Executive, General Counsel and Secretary

Date: November 30, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Spectra Energy Corp Notice to Directors and Executive Officers